UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2017

PACIFIC VENTURES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54584	75-2100622
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

117 West 9th Street, Suite 316, Los Angeles, California	90015
(Address of principal executive offices)	(Zip Code)

(310) 392-5606
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement

On June 2, 2017, Pacific Ventures Group, Inc. (the "Company"), entered into a material definitive agreement to acquire 100% member interest in Fresh and Healthy Markets LLC, a Long Beach, California based healthy food and grocery retailer.  The information set forth in Item 2.01 below with respect to the Purchase Agreement, as amended, and the as defined in Item 2.01, is incorporated by reference into this Item 1.01.

Item 2.01.Completion of Acquisition or Disposition of Assets.

On June 2, 2017, Pacific Ventures Group, Inc. (the "Company"), completed its acquisition of (the "Acquisition") of Fresh and Healthy Markets LLC (the "business") from undisclosed and unrelated third-party seller (the "Seller"), under its reported Purchase and Sale Agreement (the "Purchase Agreement") by and among the Seller and the Company, dated as of June 2, 2017. The aggregate consideration for the Acquisition was certain amount of shares of the Company's common stock.

The Company believes the acquisition of the business is a right step because it will serve as a fulfilment center for the SnoBar products.

Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.
Information required by this Item 9.01(a) will be filed within the required 71 days from acquisition date.

(b)	Pro Forma Financial Statements.
Information required by this Item 9.01(b) will be filed within the required 71 days from acquisition date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2017	PACIFIC VENTURES GROUP, INC.
	By:	/s/ Shannon Masjedi
Shannon Masjedi
President and CEO